As filed with the Securities and Exchange Commission on December 30, 2008

Registration Nos. 333-130002, 333-120696, 333-112247,

333-110139, 333-100665, 333-72816, 333-55466.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0138960
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

741 Calle Plano

Camarillo, California 93012

(805) 388-3700

(Address, including zip code, and telephone number of principal executive offices)

Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan
(Full title of the plan)

Michael B. Green

Vice President, General Counsel and Secretary

Vitesse Semiconductor Corporation

741 Calle Plano

Camarillo, California 93012

(805) 388-3700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Robert T. Plesnarski, Esq.

O’Melveny & Myers LLP

1625 Eye Street, NW

Washington, DC 20006

(202) 383-5149

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share (3)	49,534,328 shares	N/A	N/A	N/A
(1)

This Registration Statement covers, in addition to the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Vitesse Semiconductor Corporation, a Delaware corporation (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

No additional securities are being registered. The registration fees were paid upon filing of the original Registration Statements filed on Form S-8 on (i) February 13, 2001 (Commission File No. 333-55466), (ii) November 6, 2001 (Commission File No. 333-72816), (iii) October 22, 2002 (Commission File No. 333-100665), (iv) October 31, 2003 (Commission File No. 333-110139), (v) January 27, 2004 (Commission File No. 333-112247), (vi) November 23, 2004 (Commission File No. 333-120696), and (vii) November 30, 2005 (Commission File No. 333-130002). Therefore, no further registration fee is required.

(3)

Represents total shares underlying options granted under the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan, and available for grant under the Vitesse Semiconductor Amended and Restated 2001 Stock Incentive Plan.

The Exhibit Index for this Registration Statement is at page S-3.

EXPLANATORY NOTE

In reliance on Rule 429 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement (this “Registration Statement”) combines the prospectuses that form part of the Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 on (i) February 13, 2001 (Commission File No. 333-55466), (ii) November 6, 2001 (Commission File No. 333-72816), (iii) October 22, 2002 (Commission File No. 333-100665), (iv) October 31, 2003 (Commission File No. 333-110139), (v) January 27, 2004 (Commission File No. 333-112247), (vi) November 23, 2004 (Commission File No. 333-120696), and (vii) November 30, 2005 (Commission File No. 333-130002). In addition, this Registration Statement acts as Post-Effective Amendment No. 1 to the following Registration Statements: File No. 333-55466, File No. 333-72816, File No. 333-100665, File No. 333-110139, File No. 112247, File No. 333-120696 and File No. 333-130002.

This Registration Statement contains two parts. First, the materials that follow this Explanatory Note and Part I of this Registration Statement constitute the reoffer prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8 (the “Reoffer Prospectus”). The Reoffer Prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

VITESSE SEMICONDUCTOR CORPORATION

[        ] Shares of Common Stock

This reoffer prospectus relates to the offer and resale of up to an aggregate of [        ] shares of common stock of Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), consisting of [     ] shares of our restricted stock and [     ] shares of our common stock (the “Shares”) underlying options previously granted under the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan (the “Amended and Restated 2001 Plan”). The Shares may be offered and sold from time to time by certain stockholders of the Company who may be deemed to be affiliates of the Company (the “Selling Stockholders”) after the filing of the Registration Statement of which this Reoffer Prospectus forms a part. See, “Selling Stockholders.” The shares of common stock covered by this prospectus are “control securities” under the Securities Act. This Reoffer Prospectus has been prepared for the purpose of registering future sales of the Shares by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Upon the effectiveness of this registration statement, the Selling Stockholders may offer these Shares for resale for their own account from time to time. We will receive no part of the proceeds from sales made under this prospectus.

The shares of common stock covered by this prospectus are “control securities” under the Securities Act. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction.

The Selling Stockholders may sell the Shares covered by this Reoffer Prospectus through various means including, directly or indirectly to purchasers in one or more transactions on the Pink Sheets, or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering these shares and the preparation of this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See, “Plan of Distribution.”

Our common stock is traded on the Pink Sheets, under the symbol “VTSS.PK.” On December 26, 2008, the last sale price of the shares of our common stock as reported on the Pink Sheets was $0.14 per share.

See “Risk Factors” in our Annual Report on Form 10-K, for the fiscal year ended September 30, 2008 for certain risks you should consider before investing in shares of our common stock.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 20    .

You should rely only on the information contained in this document or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

CERTAIN DEFINITIONS

In this prospectus, unless the context suggests otherwise, references to “we,” “our,” “us,” and “our company” mean Vitesse Semiconductor Corporation and its wholly owned subsidiaries and references to “our common stock” mean the common stock of Vitesse Semiconductor Corporation.

FORWARD LOOKING INFORMATION

This prospectus and the information incorporated by reference into it contain various forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which represent our expectations or beliefs concerning future events.

Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing divisional strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September, 2008.

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, for the fiscal year ended September 30, 2008 may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

OUR COMPANY

Vitesse is a leading supplier of high-performance integrated circuits that are utilized primarily by manufacturers of networking systems for Carrier, Enterprise, and Storage communications applications. Vitesse designs, develops, and markets a diverse portfolio of high-performance, cost-competitive semiconductor products. For more than 20 years, Vitesse has led the transition of new technologies in communications networks.

We have a worldwide presence. As of September 30, 2008, we operated four domestic design centers in the U.S., each in California, one in each of Oregon, Massachusetts, and Texas, and four international design centers in Taiwan, Denmark, Germany, and India.

We develop and manufacture a wide variety of products that are primarily marketed to Carrier and Enterprise communication networking and data center infrastructure original equipment manufacturers.  While many of our products are targeted at specific markets, some of them find applications in multiple types of communications equipment across all of our focus markets. Our products fall into the following broad categories.

Ethernet Transceivers, Switches, and MACs  Ethernet transceivers (“Cu PHYs”) allow transmission of 10/100/1000 BASE-T data over Category 5 copper cable and fiber optic cabling. This technology is widely deployed in applications ranging from Carrier Networking and Enterprise Networking to home electronics and personal computing. We offer a broad range of products in this category including single, quad, and octal devices that offer a combination of low power, reduced bill of material cost, and a high-level of integration that eliminates hundreds of passive components from the printed circuit board.

Our enterprise switch product line addresses Gigabit Ethernet applications in the Local Area Network (“LAN”). This family of triple-speed (10/100/1000 Mbps) Layer 2 and Layer 3 switches are available in port counts ranging from 5 to 48. These switches are targeted at desktop, workgroup, and LAN infrastructure boxes and enable these systems to migrate to Gigabit Ethernet speeds in a cost-effective manner. In 2005, we started shipping 5-port and 8-port integrated ICs that combine the transceiver and switch functions. We have shipped over 50 million Gigabit Ethernet ports to date.

Ethernet Media Access Controllers (“MACs”) provide addressing and channel control mechanisms that make it possible for several network nodes to communicate within a multipoint network. Our MAC products are designed for use in modular Ethernet switch platforms in the LAN and WAN as well as in Ethernet-over-SONET/SDH and Ethernet-over-OTN systems used in access, metro, and long-haul Carrier Networking systems as well as in data center switches. The Vitesse family of Ethernet MACs enables system OEMs to focus on the value-add of the packet processing function by simplifying the Ethernet system interface design.

Transport Processing Our goal is to address the needs of Carrier and Enterprise Network providers as they undergo a migration to new packet or Ethernet Networks that provide increased bandwidth and lower cost. We will do this by providing a complete family of transport processing functions that enable this smooth migration from today’s networks to future networks based on Ethernet.

Transport processing functions include framers, mappers, network processors, and switches. Our product line includes devices supporting data rates up to 10 Gbps, which are used in a variety of Add-Drop-Multiplexers (“ADMs”), Multi-Service Provisioning Platforms (“MSPPs”), core switching and Reconfigurable Optical Add-Drop-Multiplexers (“ROADMs”), Dense Wavelength-Division Multiplexing (“DWDM”) systems, and core and edge routers. These processing functions evolve as the requirements of the networks migrate from a variety of protocols toward Ethernet as the standard networking protocol.

Our transport processing products allow adapting Ethernet and other protocols to be transported efficiently over a wide variety of Carrier infrastructures, thus enabling the wide-scale deployment of Ethernet services over new as well as installed and legacy Carrier infrastructures. For 10 Gbps Ethernet mappers, we have a market-leading position in the industry.

Signal Integrity, Physical Media Devices, and Physical Layer Devices The Physical Media Device (“PMD”) serves as the actual physical connection to the fiber optic cable by converting the incoming optical signal into an electric signal. Similarly, for data flowing in the opposite direction, the PMD converts electric signals into optical signals. We offer laser drivers, trans-impedance amplifiers and post-amplifiers operating at speeds ranging from 1.25 Gbps to 12.5 Gbps. These products are currently being used in a variety of applications from Carrier long-haul and metro networks to Enterprise Gigabit Ethernet and 10-Gigabit Ethernet networks including storage networks and systems. We also develop products for application in Passive Optical Networks (“PON”) that enable fiber-to-the-home (“FTTH”) deployments. Typically, we sell these products to optical module manufacturers who service the equipment manufacturers, or directly to OEMs who build discrete board-based solutions.

Our crosspoint switch family provides asynchronous, unblocked switching matrices from 4x4 to 144x144 matrices with performance up to 11 Gbps. This range of speeds and package form factors enable a wide variety of solutions for SONET/SDH blade servers, and GbEs, Fibre Channels, routers, switching, and video equipment.

Our repeater and retimer signal conditioner ICs support data rates from 155 Mbps to 11.3 Gbps for applications, including SONET/SDH, GbE, Fibre Channel, and Fast Ethernet, with per IC channel counts ranging from two to 12.

Our backplane transceivers with integrated signal processing and transcoding provide transmission of 5 Gbps to 11 Gbps signals. We provide Serializer/Deserializer with support for dual XGMII to dual XAUI, or single XGMII to dual (redundant) XAUI with working and protection channels.

Our signal integrity PHY and PMD products provide leading-edge performance and low-power features for 10 Gbps applications such as the emerging SFP+ 10G pluggable transceiver industry standard, as well as superior signal integrity features including EDC that allow propagation over longer distances in multi-mode and single-mode fiber applications, copper cabling, as well as new and legacy backplanes. Our crosspoints, retimers, and signal conditioners provide best-in-class signal integrity improvements for a wide variety of applications in Carrier, Enterprise, data center, and high definition video applications, within systems as well as connecting between them.

Corporate Information

Vitesse was incorporated in the State of Delaware in 1987. Our principal offices are located at 741 Calle Plano, Camarillo, California, and our phone number is (805) 388-3700. Our stock trades on the Pink Sheets under the ticker symbol VTSS.PK. Our website address is www.vitesse.com . We have not incorporated by reference into this prospectus the information included on, or linked from, any of our websites, and you should not consider them to be a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business, as well as the industry in which we operate. Please see the Risk Factors in our Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2008, which is incorporated by reference into this prospectus as well as additional periodic reports we file with the Commission. Although we have tried to discuss key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this prospectus, the registration statement accompanying this prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common stock and your investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock offered pursuant to this prospectus.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the offer and resale of up to an aggregate of [    ] shares of our restricted stock and [       ] shares of our common stock underlying options previously granted pursuant to the Amended and Restated 2001 Plan in connection with the Selling Stockholders’ service as officers of the Company or as members of our board of directors. The Selling Stockholders will receive all of the net proceeds from the sale of his shares covered by this prospectus.

The following table sets forth (i) the number of shares of common stock outstanding that, to our knowledge, are beneficially owned by each Selling Stockholder prior to the date of this offering and as of the date of this prospectus, (ii) the number of shares of common stock that may be offered by each Selling Stockholder under this prospectus, (iii) the number of shares of common stock that will be owned by each Selling Stockholder, and (iv) the percentage of common stock outstanding that such shares will represent assuming the sale of all of the shares of common stock upon completion of this offering.

Because the Selling Stockholders may sell all, some or none of the shares of common stock that he holds and because the number of shares of common stock outstanding may increase or decrease, we have estimated the amounts and percentages of shares of common stock that each Selling Stockholder will hold after completion of this offering by assuming that (i) each Selling Stockholder will not acquire the beneficial ownership of any additional shares of common stock, (ii) each Selling Stockholder will dispose of only shares offered under this prospectus prior to completion of this offering, (iii) all options to acquire common stock that each Selling Stockholder beneficially owns have become fully vested and have been exercised, and (iv) each Selling Stockholder will sell all of the shares offered by this prospectus.

Selling Stockholders (Current Officers and Directors)	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Being Registered	Number of Shares Beneficially Owned Following Offering	Percentage of Shares Beneficially Owned Following Offering

PLAN OF DISTRIBUTION

The Selling Stockholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in the following transactions, which may involve crosses or block transactions:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions other than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  pursuant to Rule 144 under the Securities Act;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholders may loan or pledge securities to broker-dealers that in turn may sell such securities.

The Selling Stockholders may pledge or grant a security interest in some or all of our common stock owned by him and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate our common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, our common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock, estimated to be $[     ] in total, including, without limitation, Commission filing fees; provided, however, that the

Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to the validity of our common stock being offered by this prospectus will be passed upon for our company by O’Melveny & Myers LLP, Washington, DC.

EXPERTS

The financial statements and schedule and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of September 30, 2008) incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with the Commission. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the Commission under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2008, filed with the Commission on December 30, 2008 (Commission File No. 000-19654);

(b)                                 The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended (i) December 31, 2007, (ii) March 31, 2008, and (iii) June 30, 2008, each filed with the Commission on December 30, 2008 (each, Commission file No. 000-19654);

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on: (i) October 17, 2008; (ii) November 4, 2008; and (iii) December 1, 2008 (each, Commission File No. 000-19654);

(d)                                 The description of the Company’s Common Stock, par value $0.01 per share, contained in its registration statement on Form 8-A filed with the Commission on November 12, 1991, including any amendment or report filed for the purpose of updating such description (Commission file No. 000-19654);

(e)                                  The Company’s Registration Statements on Form S-8 relating to the Amended and Restated 2001 Plan, filed with the Commission on (i) February 13, 2001 (Commission File No. 333-55466), (ii) November 6, 2001 (Commission File No. 333-72816), (iii) October 22, 2002 (Commission File No. 333-100665), (iv) October 31, 2003 (Commission File No. 333-110139), (v) January 27, 2004 (Commission File No. 333-112247), (vi) November 23, 2004 (Commission File No. 333-120696), and (vii) November 30, 2005 (Commission File No. 333-130002); and

(f)                                    The Company’s Registration Statement on Form S-8 relating to the 1991 Directors’ Stock Option Plan, filed with the Commission on May 22, 1998 (Commission File No. 333-53463).

You may request a copy of these filings, or any other documents or other information referred to in, or incorporated by reference in, this prospectus, at no cost, by writing or calling us at the following address or telephone number:

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, California 93012
Attention: Chief Financial Officer
(805) 388-3700

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Our company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any public offering document we file, including a copy of the registration statement on Form S-8 of which this prospectus is a part, without charge at the Commission’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You can also request copies of all or any portion of these documents by writing the Public Reference Section of the Commission and paying certain prescribed fees. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Section. Additionally, these documents are available to the public from the Commission’s web site at www.sec.gov .

Prospective investors may rely only on the information contained in this prospectus. Neither Vitesse Semiconductor Corporation nor the Selling Stockholders have authorized anyone to provide prospective investors with information different from that contained or incorporated by reference in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy the shares of our common stock being offered hereby in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our common stock.

                 shares of Common Stock

REOFFER PROSPECTUS

                         , 20

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of this Registration Statement will be sent or given to our employees, officers and directors, as specified by Rule 428(b)(1) under the Securities Act. Those documents do not need to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Vitesse Semiconductor Amended and Restated 2001 Stock Incentive Plan (the “Amended and Restated 2001 Plan”). Requests should be directed to the Company’s Chief Financial Officer at 741 Calle Plano, Camarillo, California 93012.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Certain Documents by Reference

The following documents of the Company are filed with the Commission and are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2008, filed with the Commission on December 30, 2008 (Commission File No. 000-19654);

(b)                                 The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended (i) December 31, 2007, (ii) March 31, 2008, and (iii) June 30, 2008, each filed with the Commission on December 30, 2008 (each, Commission file No. 000-19654);

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on: (i) October 17, 2008; (ii) November 4, 2008; and (iii) December 1, 2008 (each, Commission File No. 000-19654);

(d)                                 The description of the Company’s Common Stock, par value $0.01 per share, contained in its registration statement on Form 8-A filed with the Commission on November 12, 1991, including any amendment or report filed for the purpose of updating such description (Commission file No. 000-19654); and

(e)                                  The Company’s Registration Statements on Form S-8 relating to the Amended and Restated 2001 Plan, filed with the Commission on (i) February 13, 2001 (Commission File No. 333-55466), (ii) November 6, 2001 (Commission File No. 333-72816), (iii) October 22, 2002 (Commission File No. 333-100665), (iv) October 31, 2003 (Commission File No. 333-110139), (v) January 27, 2004 (Commission File No. 333-112247), (vi) November 23, 2004 (Commission File No. 333-120696), and (vii) November 30, 2005 (Commission File No. 333-130002).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement.

Item 4.                                                           Description of Securities

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel

Not applicable.

Item 6.                                                           Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation.  Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Section 9 of Vitesse’s Amended and Restated Certificate of Incorporation, and Article 6 of Vitesse’s Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Vitesse itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

Item 7.                                                           Exemption from Registration Claimed

Not applicable.

Item 8.                                                           Exhibits

See the attached Exhibit Index at page S-3, which is incorporated herein by reference.

Item 9.                                                        Undertakings

(a)                                  The undersigned Registrant hereby undertakes:

(1)                             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                              To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the above referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on December 30, 2008.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Christopher R. Gardner
Christopher R. Gardner
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher R. Gardner and Michael B. Green, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher R. Gardner	Director and Chief Executive Officer (Principal Executive	December 29, 2008
Christopher R. Gardner	Officer)

/s/ Richard C. Yonker	Chief Financial Officer (Principal Financial and	December 29, 2008
Richard C. Yonker	Accounting Officer)

	Director	December 29, 2008
/s/ Guy W. Adams
Guy W. Adams

	Director	December 29, 2008
/s/ Vincent Chan
Vincent Chan

	Director	December 26, 2008
/s/ Steven P. Hanson
Steven P. Hanson

	Director	December 29, 2008
/s/ Robert A. Lundy
Robert A. Lundy

	Director	December 29, 2008
/s/ Edward Rogas, Jr.
Edward Rogas, Jr.

	Director	December 26, 2008
/s/ Willow B. Shire
Willow B. Shire

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan.

5.1	Opinion of O’Melveny & Myers, LLP (opinion re legality).

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Counsel (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).